Exhibit 99.1

January 6, 2012

Dear US Gold Shareholders,

Work is already well underway at the El Gallo Complex.

Construction activities are ramping up after the Christmas holidays and are expected to be at full capacity by early next week.

Highlights include:

•    Continuing Pre-stripping of non-mineralized material;

•    Decommissioning of old crushing plant has been completed;

•    Exploration drilling resumes; and

•    Haul road construction nears completion.

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@usgold.com

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UXG El Gallo Complex Development Photo Update January 6, 2012

2 Pre-stripping at the Samanegio open pit continues.

3 Looking north into the Samanegio open pit.

4 Decommissioning of historic crushing plant complete.

5 Walls for the new administration offices.

6 Haul road to the Sargrado Corzon deposit nears completion.

On January 4, exploration drilling at Palmarito restarted following the Christmas holidays. 7

8 Haul road between the Palmarito and El Gallo deposits being prepared for paving.

9 New bridge between the Palmarito and El Gallo deposits nears completion.

UXG For further information contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258--0395 Toll Free: (866) 441--0690 Fax: (647) 258--0408 Email: info@usgold.com